BRF S.A.

Publicly Held Company

CNPJ/MF Nº 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE EXTRAORDINARY MEETING OF THE BOARD OF DIRECTORS

HELD ON AUGUST 10, 2017

1.            Date, Time and Place: Held on August 10, 2017, at 10h00 hours, in São Paulo City, São Paulo state, at the BRF S.A (“Company”) office located at Rua Hungria, 1400, 5th floor.

2.            Summons and Presence: The summons was duly made within the terms of article 21 of the Bylaws of Company, with the presence of the totality of members of the Board of Directors: Messieurs Abilio dos Santos Diniz, Francisco Petros Oliveira Lima Papathanasiadis, José Carlos Reis de Magalhães Neto, Luiz Fernando Furlan, Walter Fontana Filho, Marcos Guimarães Grasso, Flávia Buarque de Almeida, Carlos da Costa Parcias Jr., Walter Malieni Jr. e José Aurélio Drummond Jr.

3.            Presiding Board: Chairman: Abilio dos Santos Diniz. Secretary: Larissa Brack.

4.            Agenda: (i) Analysis and approval of the Quarterly Financial Information for the 2nd quarter ended June 30, 2017 (“2nd ITR/17”); e (ii) Approve the sale of shares issued by the Company and currently held in treasury, as well as the execution of Total Return Swap instruments referred in the shares issued by the Company, being both operations in accordance with the CVM Instruction nº 567, dated as of September 17, 2015 (“ICVM 567”).

5.            Subjects and Resolutions: The members of the Board of Directors have approved, unanimously and without reservations, draw up and release this minutes in the summary form. The following decisions were taker after the analysis of the subjects included in the agenda, were taken the following decisions:

5.1. Analysis and approval of the 2nd ITR/17. The members of the Board of Directors, unanimously and without reservations and in accordance with the recommendation of the Statutory Audit Committee and the Fiscal Council, approved the 2nd ITR/17, together with the management report, explanatory notes and independent auditors’ opinion.

5.2. Sale of shares held in treasury and execution of Total Return Swap instruments. The members of the Board of Directors authorized, unanimously and without reservations and in accordance with the terms and conditions of Appendix I to the these minutes: (i) the sale, in operations to be carried out at B3 S.A. Brasil, Bolsa, Balcão (“B3”), of an amount of up to the total of the 13,468,001 shares issued by the Company and currently held in treasury (“Shares Held in Treasury”) and considering the term mentioned in the Appendix I; e (ii) the execution of Total Return Swap instruments with a top tier financial institution to be registered at the B3, in amounts equivalent to those of the Shares Held in Treasury sold, with periods of maturity of up to 18 (eighteen) months, with no possibility of renewal (“Swap Contracts”).

Minutes of the Extraordinary Meeting of the Board of Directors of BRF S.A., held on August 10, 2017.

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BRF S.A.

Publicly Held Company

CNPJ/MF Nº 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE EXTRAORDINARY MEETING OF THE BOARD OF DIRECTORS

HELD ON AUGUST 10, 2017

The Company Directors are hereby authorized to carry out all and any acts and sign all and any documents needed for the implementation of the resolutions now approved.

6.            Documents Filed at the Company: The documents related to the agenda that supported the resolutions taken by the members of the Board of Directors and/or information presented during the meeting were filed at the Company´s head office.

7.            Closing: There being no other matters to be discussed, the Chairman declared the meeting closed, during which time the present minutes were drawn up and, having been read and found correct, were signed by all those present. Signatures: Presiding Board: Mr. Abilio dos Santos Diniz – Chairman; Mrs. Larissa Brack – Secretary. Members: Abilio dos Santos Diniz, Francisco Petros Oliveira Lima Papathanasiadis, José Carlos Reis de Magalhães Neto, Luiz Fernando Furlan, Walter Fontana Filho, Marcos Guimarães Grasso, Flávia Buarque de Almeida, Carlos da Costa Parcias Jr., Walter Malieni Jr. e José Aurélio Drummond Jr.

I certify that the present minutes are an accurate true copy of the original which is filed in Book Number 5 of the minutes of the Ordinary and Extraordinary Meetings of the Company´s Board of Directors.

São Paulo, August 10, 2017.

____________________________________

Larissa Brack

Minutes of the Extraordinary Meeting of the Board of Directors of BRF S.A., held on August 10, 2017.

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BRF S.A.

Publicly Held Company

CNPJ/MF Nº 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE EXTRAORDINARY MEETING OF THE BOARD OF DIRECTORS

HELD ON AUGUST 10, 2017

APPENDIX I

Trading of Shares Issued by the Company

(Appendix 30-XXXVI of CVM Instruction 480/09)

1. Justify in detail the aim and the expected economic effects of the operation.

The Board of Directors of BRF S.A. (“BRF” or “Company”), at a meeting held on August 10, 2017, authorized the Company to sell, in operations to be carried out at B3 S.A. Brasil, Bolsa, Balcão (“B3”), an amount of up to the total of the 13,468,001 shares issued by it currently held in treasury (“Shares Held in Treasury”).

The main aim of the above-mentioned sale is to speed up the reduction in the Company´s financial leverage ratios through the entry of the respective resources into its cash. At the same time, the sales of the Shares Held in Treasury will allow the Company to comply with the requirements of articles 7 and 9 of CVM Instruction Nº 567/2015.

The operations to sell the Shares Held in Treasury will be undertaken between August 11, 2017 and August 23, 2017, according to what is stated in article 9, single paragraph, of CVM Instruction Nº 567/2015.

Furthermore, the Board of Directors also authorized the Company to contract with Banco Bradesco (“Bank”) Total Return Swap instruments to be registered at the B3, in amounts equivalent to those of the Shares Held in Treasury sold, with periods of maturity of up to 18 (eighteen) months, with no possibility of renewal (“Swap Contracts”). The Swap Contracts will establish that the Company shall receive the variation of the price related to the shares of its issue traded on the stock market (long leg) and pay a percentage of the CDI/CDI + spread (short leg) during its lifespan, with the Company´s exposure left unaltered in relation to the shares previously held in treasury.

2. State the number of shares: (i) on the free float; and (ii) already held in treasury.

The Company holds, on today´s date (August 10, 2017): (i) 799,005,245 common shares on the free float, as defined by article 8, clause 3, subsection I, of CVM Instruction Nº 567/2015; and (ii) 13,468,001 common shares held in treasury.

Minutes of the Extraordinary Meeting of the Board of Directors of BRF S.A., held on August 10, 2017.

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BRF S.A.

Publicly Held Company

CNPJ/MF Nº 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE EXTRAORDINARY MEETING OF THE BOARD OF DIRECTORS

HELD ON AUGUST 10, 2017

3. State the number of shares that may be acquired or sold.

The Company may sell up to the total of the 13,468,001 common shares issued by it held in treasury on today´s date (August 10, 2017).

4. Describe the main features of the derivative instruments that the company may use, if any.

Through Swap Contracts, the Company will receive, at the long leg, the variation of the price of the shares of its issue plus the amount of the proceeds (net) that may be declared by the Company during the lifespan of the Contracts, applied on the volume contracted and, at the short leg, will pay a percentage of the CDI/CDI + spread also on the volume contracted.  During the lifespan of the Swap Contracts, the marking to market price will be registered on a monthly basis in the Company´s Financial Statements, under the financial expenses item, and the changes may result in relevant impacts (positive or negative) in BRF´s net income. The Swap Contracts will establish the exclusively financial mode of settlement and will not contain any forecast on the exercise of the voting right of the shares issued by the Company which may eventually be held by the Bank.

5. Describe, if applicable, any voting agreements or directions existing between the company and the counterparty of the operations.

Not applicable, as the Swaps Contracts will establish the exclusively financial mode of settlement and will not contain any forecast on the exercise of the voting right of the shares issued by the Company which may eventually be held by the Bank.

6. In the event of operations processed in over-the-counter markets, state:

a. the maximum (minimum) price at which the shares will be acquired (sold); and

b. if it is the case, the reasons which justify the undertaking of the operation at prices over 10% (ten percent) higher, in the case of acquisition, or over 10% (ten percent) lower, in the case of sale, at the average traded price, weighted by the volume, in the 10 (ten) previous trading sessions.

Minutes of the Extraordinary Meeting of the Board of Directors of BRF S.A., held on August 10, 2017.

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BRF S.A.

Publicly Held Company

CNPJ/MF Nº 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE EXTRAORDINARY MEETING OF THE BOARD OF DIRECTORS

HELD ON AUGUST 10, 2017

The operations to sell the Shares Held in Treasury will be carried out at the B3, i.e. within the organized securities trading markets.

The Swap Contracts, for their part, will be registered at the B3 and will contain a clause guaranteeing that the price of the shares issued by the Company on the date on which such Contracts are signed may not be lower or higher by 10% (ten percent) than the average price, weighted by volume, of the shares issued by the Company on the B3 in the 10 (ten) trading sessions prior to the date of signature of the Contracts.

7. State, if any, the impacts that the trade will have on the composition of the shareholder control or the administrative structure of the company.

The Company does not believe there will be any significant impacts on the shareholder control or its administrative structure.

8. Identify the counterparties, if known, and in dealing with a party related to the company, as defined by the accounting rules dealing with this matter, also provide the information required by article 8 of CVM Instruction Nº 481, of December 17, 2009.

In relation to the sale of the shares held in treasury, it is not possible to identify the counterparties as the respective operations will be carried out on the B3, i.e.  within the organized securities trading markets.

In relation to the Swap Contracts, they will be signed with Banco Bradesco S.A., as mentioned above.

9. State the destination of the resources received, if this is the case.

As mentioned above, the resources received will strengthen the Company´s cash and be invested on the financial market in such a way that this operation will bring about an acceleration in the reduction of BRF´s financial leverage ratios, as well as allowing BRF to comply with the regulatory standards mentioned above.

Minutes of the Extraordinary Meeting of the Board of Directors of BRF S.A., held on August 10, 2017.

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BRF S.A.

Publicly Held Company

CNPJ/MF Nº 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE EXTRAORDINARY MEETING OF THE BOARD OF DIRECTORS

HELD ON AUGUST 10, 2017

10. State the maximum term for the settlement of the authorized operations.

In relation to the Shares held in Treasury, the Company should sell them by 23.08.2017.

In terms of the Swap Contracts, the maturity period will be up to 18 (eighteen) months from August 10, 2017, with no possibility of renewal.

11. Identify institutions that will act as intermediaries, if any.

The operations to sell the Shares Held in Treasury will be undertaken in the trading sessions of the B3, with the intermediation of the following financial institution: Bradesco S.A. Corretora de Títulos e Valores Mobiliários.

12. Specify the resources available to be used, within the terms of article 7, clause 1, of CVM Instruction Nº 567, of September 17, 2015.

Not applicable as the trading in question refers to Shares Held in Treasury.

13. Specify the reasons why the members of the board of directors feel comfortable that the share buyback will not have an adverse effect on the commitments to the obligations assumed with creditors or the payment of obligatory dividends, fixed or minimum.

Not applicable as the trading in question refers to Shares Held in Treasury.

Minutes of the Extraordinary Meeting of the Board of Directors of BRF S.A., held on August 10, 2017.

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